Exhibit 99.1

FOR IMMEDIATE RELEASE

ANI Pharmaceuticals Names Nikhil Lalwani as President and Chief Executive Officer

-Accomplished leader with proven record of achievement to drive next phase of Company’s growth-

BAUDETTE, Minn., August 3, 2020 – ANI Pharmaceuticals, Inc. (“ANI” or the “Company”) (Nasdaq: ANIP) today announced that Nikhil Lalwani has been named the Company’s President and Chief Executive Officer, effective September 8, 2020. Mr. Lalwani will also be elected to the Company’s Board of Directors, effective upon his start date. Mr. Lalwani will succeed Patrick D. Walsh, who will continue to serve as Interim President and CEO until Mr. Lalwani joins the Company and who will remain as Chairman of the Board.

“We are delighted to welcome Nikhil to ANI Pharmaceuticals. With his proven ability to create high-growth cultures and deliver financial results, together with his operational experience in both generics and specialty pharmaceuticals, Nikhil is an ideal choice to lead our next phase of growth and to achieve our corporate objectives,” stated Patrick Walsh, Interim President and Chief Executive Officer of ANI Pharmaceuticals.

“Nikhil’s track record of building strong performance-based environments and his experience in strategic planning and acquisitions, marketing, P&L optimization, and product development and commercialization, will complement our senior team as we advance our lead product candidate, Cortrophin® Gel, and pursue additional strategic expansion opportunities,” concluded Walsh.

“I am delighted to join ANI Pharmaceuticals at an exciting time for the business. ANI has an attractive product mix, a robust pipeline of commercial opportunities, including the Cortrophin Gel opportunity, and expansion potential in North American-based contract manufacturing. I look forward to working with the Board of Directors and all of the dedicated employees of ANI to realize the full potential of the Company’s diverse products and services, and to ensure access to our cost effective therapeutics for the patients, physicians and payors we serve,” said Nikhil Lalwani.

Mr. Lalwani is a proven executive who brings over 20 years of pharmaceutical and healthcare industry experience to ANI. Mr. Lalwani recently served as CEO of Cipla USA, a top 10 pharmaceutical company, and the U.S. subsidiary of Cipla Ltd (NSE: CIPLA), a global pharmaceutical company with a focus on respiratory, anti-retroviral, oncology, urology, cardiology, anti-infective and CNS segments. Mr. Lalwani held positions of increasing responsibility while at Cipla, including CEO of InvaGen, Head of US Strategy, M&A & Integration, and Head of Cipla’s Global Respiratory business. In these roles, Mr. Lalwani developed and executed multi-year strategic growth plans for key products and facilitated successful acquisitions as Cipla entered the specialty pharmaceutical space. Prior to Cipla, Mr. Lalwani was an Associate Partner with McKinsey & Company serving pharmaceutical and healthcare companies across the world, and an engineer with Medtronic.

Mr. Lalwani earned an MBA from the Wharton School at the University of Pennsylvania and graduated Summa Cum Laude with a B.S. in Electrical Engineering from the Georgia Institute of Technology in Atlanta.

About ANI

ANI Pharmaceuticals, Inc. is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those relating to the development and achievement of strategic and tactical plans initiated by the Company in conjunction with the on-boarding of its newly announced President and Chief Executive Officer, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to implementing its strategic and tactical plans, importing raw materials; competition from other products; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission ("SEC"), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact
Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

SOURCE: ANI Pharmaceuticals, Inc.